UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2014
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4055 Technology Forest Blvd., Suite 210 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:  (936) 230-5899
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Amendment to Revolving Credit Facility
On September 4, 2015, Conn’s, Inc. (the “Company”) and certain of its subsidiaries entered into a Third Amendment (the “Credit Facility Amendment”) to the Second Amended and Restated Loan and Security Agreement, dated as of September 26, 2012 (the “Loan Agreement”), among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America, N.A., as Administrative Agent for the Lenders.  The Credit Facility Amendment (i) consents to the Company’s entry into the Securitization Transaction, and (ii) amends certain covenants and definitions including, among other things, allowing the Company to repurchase shares of its outstanding common stock and its outstanding 7.250% Senior Notes due 2022, provided that the aggregate amount of such repurchases and redemptions does not exceed $75,000,000.
The foregoing description of the Credit Facility Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
Retirement of Chief Executive Officer and Appointment of a New Chief Executive Officer.
Effective as of September 7, 2015, Mr. Theodore M. Wright retired as our Chief Executive Officer and President and the Board of Directors of the Company (the “Board”) appointed Mr. Norman Miller to serve as the Company’s Chief Executive Officer and President effective as of such date (the “Commencement Date”). Additionally, the Board appointed Mr. Miller as a member of the Board, filling a vacant seat, also effective as of September 7, 2015. Mr. Wright will remain Chairman of the Board, and until September 10, 2015, our Co-Principal Executive Officer, as part of the succession process described below.
Mr. Miller, age 54, most recently served as the Senior Vice President and President, Automotive at Sears Holdings, which operates over 700 Sears Auto Center locations. Prior to that, he served as President and Chief Operating Officer of DFC Global Corporation (formerly Dollar Financial Corp, NASDAQ: DLLR) from 2007 to 2014. DFC Global is a leading international non-bank provider of alternative financial services, which at the time had over 6,600 employees at more than 1,500 retail storefront locations and multiple Internet platforms in ten countries, with total revenues exceeding $1.1 billion. Prior to his employment at DFC Global Corporation, Mr. Miller served as Group President, Sports and Entertainment unit at ARAMARK, where he worked for a decade. He was named to the role after serving as the President of that company’s Correctional Services unit from 2002 to 2003. Mr. Miller’s career also includes nine years with Nestle, Kraft General Foods and PepsiCo, serving in management positions in sales, marketing and operations. Mr. Miller received a Bachelor’s of Science from the United States Military Academy at West Point.
Pursuant to a compensation package recommended by the Compensation Committee of the Board and approved by the Board, Mr. Miller will receive the following compensation:
Annual Base Salary: $875,000 per year.
Sign-On Bonus: $300,000 payable 30 days after the Commencement Date. If Mr. Miller’s employment is terminated for any reason within six months of the Commencement Date, Mr. Miller must repay the entire signing bonus.
Annual Cash Incentive Plan: Mr. Miller will be eligible for a target cash bonus opportunity equal to 100% of his base salary and a maximum cash bonus opportunity equal to 200% of his base salary. The first-year cash incentive bonus will be pro-rated.
Long-Term Incentive Plan: Mr. Miller will be eligible for a target long-term incentive grant equal to the sum of 100% of the aggregate of (i) his annual base salary, plus (ii) his target-level annual cash bonus. The form of the grant and related performance requirements will be determined by the Compensation Committee of the Board.
Initial Long-Term Incentive Award: Mr. Miller will receive a grant of $2,000,000 in restricted stock units (RSUs) on the Commencement Date based on the closing stock price on that date. These RSUs will ratably vest on each anniversary of the Commencement Date over five years.
Other Benefits: Mr. Miller will also be eligible for other benefits including participation in the Company’s other employee benefit plans available to other employees of the Company (including healthcare), relocation assistance (including up to three months of temporary housing until he permanently relocates and commuting expenses from his current home until September 30, 2016).

Additionally, the Company will enter into a severance agreement with Mr. Miller (the “Miller Severance Agreement”) substantially similar to what the Company has entered into with certain of other executive officers and as described under the section entitled “Termination of Employment and Change of Control Arrangements-Executive Severance Agreements” in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on April 13, 2015, except as described below:
If Mr. Miller is terminated without cause or if he voluntarily terminates his employment for good reason, in each case other than in connection with a change of control, he will receive severance benefits for 24 months. If during the period beginning one year prior to a change of control and ending one year following the change in control, Mr. Miller is terminated without cause or if Mr. Miller voluntarily terminates his employment for good reason, then (i) Mr. Miller will receive a lump sum cash stipend equal to 24 times the portion of the monthly premium that would have been paid by the Company for the same level of health and dental coverage he had in effect immediately prior to such termination, and (ii) all equity awards held by Mr. Miller under our 2003 Incentive Stock Option Plan and 2011 Omnibus Incentive Plan will immediately vest on the later of the date of termination or the date of the change of control, and if applicable, these equity awards will continue to be exercisable for 24 months following Mr. Miller’s termination as if he had remained an employee of the Company. In addition, as a condition to receiving any benefits under the Miller Severance Agreement, Mr. Miller will be required to execute a waiver and release agreement.
The foregoing description of the Miller Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Miller Severance Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.
The Company will also enter into the Company’s standard form of Indemnification Agreement with Mr. Miller, the form of which was filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 23, 2003 and is incorporated herein by reference as Exhibit 10.4.
There are no transactions in which Mr. Miller has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.
Succession Plan and Appointment of Executive Chairman of the Board
As part of the Company’s leadership succession plan, the Board, effective September 7, 2015, appointed Mr. Theodore M. Wright to serve the Company as its Executive Chairman of the Board. In connection with such appointment, the Company entered into a Transition Letter Agreement (the “Transition Agreement”) with Mr. Wright to set forth the terms of his continued service to the Company.
Under the Transition Agreement, Mr. Wright has agreed to serve as the Executive Chairman and provide transition and related services to the Company for a term beginning on September 7, 2015 and ending January 31, 2016 (the “Transition Period”) unless the Board terminates Mr. Wright for “cause” (as defined in Mr. Wright’s Severance Agreement dated as of December 5, 2011 (the “Wright Severance Agreement”)) or the Board selects another individual to serve as Chairman of the Board (in which case he will continue to provide transition services through the Transition Period). If Mr. Wright voluntarily resigns as Executive Chairman or as a member of the Board for any reason prior to the end of the Transition Period, the Transition Period will terminate as of the date of such termination.
If the Transition Period continues through January 31, 2016, Mr. Wright has agreed to serve as the Non-Executive Chairman of the Board following the Transition Period. During the period that Mr. Wright serves as the Non-Executive Chairman of the Board, he will be entitled to be compensated in accordance with the Company’s nonemployee director compensation policy, as in effect from time to time. If the Board selects another individual to serve as the Chairman of the Board, Mr. Wright will continue to serve as a member of the Board in accordance with the Company’s Amended and Restated Bylaws.
If the Transition Period continues through January 31, 2016, Mr. Wright and the Company have also agreed that Mr. Wright will serve as a consultant to the Company for 18 months (the “Consultant Period”) following the Transition Period. Mr. Wright may terminate his service as a consultant prior to end of the Consultant Period for any reason with 30 days’ notice to the Company and the Board may terminate Mr. Wright’s service as a consultant for “cause” (as defined in the Wright Severance Agreement). During the Consulting Period, all awards held by Mr. Wright under the Company’s Amended and Restated 2003 Incentive Stock Option Plan or the Company’s 2011 Omnibus Incentive Plan will continue to vest or be exercisable as if Mr. Wright had remained an employee of the Company during the Consulting Period. Mr. Wright will not receive any additional compensation for his services as a consultant.
In addition, Mr. Wright will also continue to be bound by the covenants in the Wright Severance Agreement, including non-disclosure, non-competition and non-solicitation covenants for a period of 36 months after the last day of the Transition Period.
The Transition Agreement also imposes a standstill agreement on Mr. Wright for a period of 36 months following the last day of the Transition Period that prohibits him from acquiring 5% or more of the capital stock of the Company or from becoming involved in any proposal, offer or transaction to acquire any other ownership interest in the Company or to otherwise attempt to control, advise, change or influence the management of the Company in any manner. Mr. Wright has also agreed that any payments received under the Transition Agreement or otherwise from the Company shall be subject to clawback by the Company to the necessary under applicable law.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On September 9, 2015, the Company issued a press release announcing (i) its second quarter fiscal 2016 financial results, (ii) sales results for the month ended August 31, 2015, and (iii) 60-plus day delinquency rate data as of August 31, 2015. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The Company’s press release announcing its financial results for the quarter ended July 31, 2015 contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Pursuant to the requirements of Regulation G, the Company has provided quantitative reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
On September 9, 2015, the Company issued a press release announcing the pricing of its approximate $1.4 billion securitization transaction of its customer receivables (the “Securitization Transaction”). A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
On September 9, 2015, the Company also announced that in connection with the Securitization Transaction, the Board approved the early termination of the Company stockholders’ rights plan and approved an equity and debt repurchase program. The Company’s press release announcing these initiatives is attached hereto as Exhibit 99.3.
The Company’s press release announcing the matters disclosed in Item 5.02 above is attached hereto as Exhibit 99.4.

None of the information contained in Item 7.01 or Exhibits 99.1, 99.2, 99.3 or 99.4 of this Form 8-K shall be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and none of it shall be incorporated by reference in any filing under the Securities Act of 1933, as amended. Furthermore, this report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Document
10.1*
Third Amendment, dated September 4, 2015, to Second Amended and Restated Loan and Security Agreement, dated September 26, 2012, by and among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America N.A., in its capacity as agent for lenders.

10.2*	Executive Severance Agreement by and between the Company and Norman Miller, dated as of September 7, 2015.
10.3*	Transition Letter, dated September 7, 2015, by and between the Company and Theodore M. Wright.
10.4
Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.16 to Conn's, Inc. registration statement on Form S-1 (file no. 333-109046) as filed with the Securities and Exchange Commission on September 23, 2003)

99.1**
Press Release, dated September 9, 2015 relating to strategic repositioning of the business, planned leadership succession, second-quarter fiscal 2016 earnings, and August 2015 sales and delinquency data.

99.2**	Press Release, dated September 9, 2015, related to the pricing of the Securitization Transaction.
99.3**	Press Release, dated September 9, 2015, related to the Securitization Transaction and other corporate initiatives.
99.4**	Press Release, dated September 9, 2015, related to the succession of the Chief Executive Officer.

* Filed herewith
** Furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	September 9, 2015	By:	/s/ Thomas R. Moran
		Name:	Thomas R. Moran
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1*
Third Amendment, dated September 4, 2015, to Second Amended and Restated Loan and Security Agreement, dated September 26, 2012, by and among the Company, as parent and guarantor, Conn Appliances, Inc., Conn Credit I, LP and Conn Credit Corporation, Inc., as borrowers, certain banks and financial institutions named therein, as lenders, and Bank of America N.A., in its capacity as agent for lenders.

10.2*	Executive Severance Agreement by and between the Company and Norman Miller, dated as of September 7, 2015.
10.3*	Transition Letter, dated September 7, 2015, by and between the Company and Theodore M. Wright.
10.4
Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.16 to Conn's, Inc. registration statement on Form S-1 (file no. 333-109046) as filed with the Securities and Exchange Commission on September 23, 2003).

99.1**
Press Release, dated September 9, 2015 relating to strategic repositioning of the business, planned leadership succession, second-quarter fiscal 2016 earnings, and August 2015 sales and delinquency data.

99.2**	Press Release, dated September 9, 2015, related to the pricing of the Securitization Transaction.
99.3**	Press Release, dated September 9, 2015, related to the Securitization Transaction and other corporate initiatives.
99.4**	Press Release, dated September 9, 2015, related to the succession of the Chief Executive Officer.

* Filed herewith
** Furnished herewith